                             THE CHERRY CORPORATION

                        OFFER TO PURCHASE FOR CASH UP TO
                  1,687,500 SHARES OF ITS CLASS A COMMON STOCK
               AND/OR 562,500 SHARES OF ITS CLASS B COMMON STOCK
                  AT A PURCHASE PRICE NOT GREATER THAN $15.50
                         NOR LESS THAN $13.25 PER SHARE

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 21, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated November 17, 1998, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by The Cherry Corporation, a Delaware corporation (the "Company"), to purchase 1,687,500 shares of its Class A Common Stock, par value $1.00 per share ("Class A Shares"), and/or 562,500 shares of its Class B Common Stock, par value $1.00 per share ("Class B Shares" and with the Class A Shares, collectively, the "Shares"), or such lesser number of Shares as are properly tendered, at a price per Class A Share and a price per Class B Share not greater than $15.50 nor less than $13.25 per share, net to the Seller in cash, without interest thereon, specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to shareholders from Peter B. Cherry, the Chairman and President of the Company.

    The Company will, upon the terms and subject to the completion of the Offer, determine a single per share price for the Class A Shares and a single per share price for the Class B Shares, each not greater than $15.50 nor less than $13.25 per share, net to the seller in cash, without interest thereon, (each a "Purchase Price"), that it will pay for the Class A Shares and the Class B Shares properly tendered pursuant to the Offer, taking into account the number of Shares of each class so tendered and the prices for each class specified by tendering shareholders. The Company will select the lowest Purchase Price for Class A Shares that will allow it to buy 1,687,500 Class A Shares, or such lesser number as are properly tendered. The Company will select the lowest Purchase Price for Class B Shares that will allow it to buy 562,500 Class B Shares, or such lesser number as are properly tendered. The Company may select a different Purchase Price for each class of Shares. All Shares of a class properly tendered at prices at or below the Purchase Price for that class and not withdrawn will be purchased at such Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions. Shares tendered at prices greater than the applicable Purchase Price and Shares not purchased because of proration or conditional tender will be returned. The Company reserves the right, in its sole discretion, to purchase more than 1,687,500 Class A Shares and/or 562,500 Class B Shares pursuant to the Offer. See Sections 1 and 15 of the Offer to Purchase.

    THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

    WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER SUCH SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

    Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal.

    We call your attention to the following:

        1. You may tender Shares of either class at prices not greater than $15.50 nor less than $13.25 per share, or the price determined by the "Dutch Auction" tender process, as indicated in the attached Instruction Form, net to you in cash. For each class of Shares, you should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch Auction tender process for each class of Shares. This could result in your receiving the minimum price of $13.25 per share. You must complete the price selection for both the Class A Shares and the Class B Shares.

        2. The Offer is for 1,687,500 Class A Shares and/or 562,500 Class B Shares, constituting approximately 21.8% of the Class A Shares and 11.8% of the Class B Shares outstanding as of November 16, 1998. Although the Company has no present intention of doing so, the Company reserves the right, in its sole discretion but subject to certain applicable legal requirements, to purchase more than the 1,687,500 Class A Shares and/or 562,500 Class B Shares pursuant to the Offer. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

        3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City Time, on December 21, 1998, unless the Company extends the Offer. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

        4. As described in the Offer to Purchase, if more than 1,687,500 Class A Shares and/or 562,500 Class B Shares have been properly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

        (i) all Shares of a class properly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owns beneficially or of record an aggregate of less than 100 Class A Shares and/or 100 Class B Shares, as of November 12, 1998 and as of the Expiration Date, who validly tenders all of such Shares of that class (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery;

        (ii) after purchase of all of the foregoing Shares, all Shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other Shares tendered properly and unconditionally at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis as described in Section 1 of the Offer to Purchase; and

       (iii) if necessary to permit the Company to purchase 1,687,500 Class A Shares and/or 562,500 Class B Shares, Shares conditionally tendered, for which the condition was not initially satisfied, at or below the Purchase Price and not withdrawn prior to the Expiration Date, selected by lot in accordance with Section 6 of the Offer to Purchase.

        5. You may designate the order in which your Shares shall be purchased in the event of proration.

        6. The Offer is not conditioned upon any minimum number of Shares being tendered.

        7. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 7 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. A tendering shareholder who holds Shares with such shareholder's broker may be required by such broker to pay a service charge or other fee.

        8. You may instruct us to tender Shares on your behalf subject to the condition that a specified minimum number of your tendered Shares must be purchased if any such tendered Shares are purchased, as described in Section 6 of the Offer to Purchase. It is your responsibility to calculate such minimum number and you are urged to consult a tax advisor. If you wish us to make a conditional tender on your behalf, you must complete the box captioned "Conditional Tenders" in the Instruction Form.

        9. If you beneficially hold an aggregate of less than 100 Class A Shares and/or less than 100 Class B Shares, as of November 12, 1998 and as of the Expiration Date, and you instruct us to tender on your behalf all such Shares of such class or classes at or below the Purchase Price before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares of such class (or classes) for purchase before proration, if any, of the purchase of other Shares of that class properly tendered at or below the Purchase Price.

        10. If you wish to tender portions of your Shares of either class at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit a separate Letter of Transmittal on your behalf for each price you will accept. The same Shares cannot be tendered at more than one price.

        11. The Company believes that the Class A Shares and Class B Shares are expected to continue to be listed on the Nasdaq National Market. Upon completion of the Offer, however, the Company may consider a possible conversion or exchange of all outstanding Class A Shares into Class B Shares. If such conversion or exchange did occur, the Class B Shares would be the only Shares quoted on the Nasdaq National Market. The Company has not made the determination whether or not to proceed with such a conversion or exchange. There can be no assurance that such a transaction will occur, or if it does occur, the timing thereof.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

    YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 21, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

    If you tender all of the Shares you own (whether beneficially or of record), you may condition your tender on the Company purchasing a minimum number of your tendered Shares. In such case, if as a result of the preliminary proration provisions in the Offer to Purchase the Company would purchase less than such minimum number of your Shares, then the Company will not purchase any of your Shares, except as provided in the next sentence. In such case, if as a result of conditionally tendered Shares not being purchased the total number of Shares that would be purchased falls below 1,687,500 Class A Shares and 562,500 Class B Shares, the Company will select, by lot, Shares for purchase from shareholders who conditionally tendered Shares for which the condition, based on a preliminary proration, has not been satisfied. See Sections 1 and 6 of the Offer to Purchase.

    The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM
                      INSTRUCTIONS FOR TENDER OF SHARES OF
                             THE CHERRY CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 17, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by The Cherry Corporation, a Delaware corporation (the "Company"), to purchase up to 1,687,500 shares of its Class A Common Stock, par value $1.00 per share (the "Class A Shares") and 562,500 shares of its Class B Common Stock, par value $1.00 per share (the "Class B Shares"), or such lesser number of shares as are properly tendered, at a price per Class A Share and a price per Class B Share not greater than $15.50 nor less than $13.25 per share, net to the seller in cash, without interest thereon, as specified by shareholders tendering their Shares, upon the terms and subject to the conditions of the Offer.

    This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us)(me) and registered in your name, upon terms and subject to the conditions of the Offer.
  NUMBER OF SHARES TO BE TENDERED: _____________________________ CLASS A SHARES*
                                         _______________________ CLASS B SHARES*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

     A tendering Shareholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered hereby, all as described in the Offer to Purchase, particularly Section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least a minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering Shareholder's responsibility to calculate and appropriately indicate a minimum number of Shares, and each Shareholder is urged to consult a tax advisor. Unless this box is completed and a minimum number specified, the tender will be deemed unconditional.

 / / Check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:
     Minimum number of Shares to be sold: _____________________________________

                                    ODD LOTS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

     To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of less than 100 Class A Shares or less than 100 Class B Shares. The undersigned either (check one box):

 / / is the beneficial or record owner of an aggregate of less than 100 Class A
     Shares all which Shares are being tendered; or

 / / is the beneficial or record owner of an aggregate of less than 100 Class B
     Shares, all which Shares are being tendered; or

 / / is a broker, dealer, commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Class A Shares and/or less than 100 Class B Shares and is tendering all of such Shares of that class (or classes).

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED
            NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE
                      ACCOMPANYING INSTRUCTIONS CAREFULLY.

                                INSTRUCTION FORM
                      INSTRUCTIONS FOR TENDER OF SHARES OF
                             THE CHERRY CORPORATION

     Please tender to The Cherry Corporation (the "Company"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by
 (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company dated November 17, 1998, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

 NUMBER OF SHARES TO BE TENDERED PURSUANT TO THIS INSTRUCTION FORM:
 CLASS A SHARES: ______________________________________________________________
 CLASS B SHARES: ______________________________________________________________

 IMPORTANT: SHAREHOLDERS MUST COMPLETE THE PRICE SELECTION INFORMATION FOR EACH CLASS OF SHARES TENDERED. SHAREHOLDERS TENDERING BOTH CLASSES OF SHARES MUST COMPLETE EACH OF THE FOLLOWING TWO BOXES.

 PRICE SELECTION FOR CLASS A SHARES:

                      PRICE (IN DOLLARS) PER CLASS A SHARE
                   AT WHICH CLASS A SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

 CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS A SHARES

 (Shareholders who desire to tender Class A Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class A
                             Shares are tendered.)

 CLASS A SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

 / / The undersigned wants to maximize the chance of having The Cherry
     Corporation purchase all Class A Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this BOX INSTEAD OF ONE OF THE PRICES BELOW, the undersigned hereby tenders Class A Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Class A Share as low as $13.25 or as high as $15.50.

                                       OR

 CLASS A SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:

 By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Class A Shares at the price checked. THIS ACTION COULD RESULT IN NONE OF THE SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR THE CLASS A SHARES IS LESS THAN THE PRICE CHECKED. A shareholder who desires to tender Class A Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class A Shares are tendered. The same Class A Shares cannot be tendered at more than one price.

 PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING
 TENDERED:

/ / $13.25   / / $13.75   / / $14.25   / / $14.75   / / $15.25
/ / $13.50   / / $14.00   / / $14.50   / / $15.00   / / $15.50

PRICE SELECTION FOR CLASS B SHARES:

                      PRICE (IN DOLLARS) PER CLASS B SHARE
                   AT WHICH CLASS B SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

 CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS B SHARES

 (Shareholders who desire to tender Class B Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class B
                             Shares are tendered.)

 CLASS B SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

 / / The undersigned wants to maximize the chance of having The Cherry
     Corporation purchase all Class B Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this BOX INSTEAD OF ONE OF THE PRICES BELOW, the undersigned hereby tenders Class B Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Class B Share as low as $13.25 or as high as $15.50.

                                       OR

 CLASS B SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:

 By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Class B Shares at the price checked. THIS ACTION COULD RESULT IN NONE OF THE CLASS B SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR THE CLASS B SHARES IS LESS THAN THE PRICE CHECKED. A shareholder who desires to tender Class B Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class B Shares are tendered. The same Class B Shares cannot be tendered at more than one price.

 PRICE (IN DOLLARS) PER CLASS B SHARE AT WHICH CLASS B SHARES ARE BEING
 TENDERED:

/ / $13.25   / / $13.75   / / $14.25   / / $14.75   / / $15.25
/ / $13.50   / / $14.00   / / $14.50   / / $15.00   / / $15.50

 Indicate in this box the order (by class and/or certificate number) in which Shares are to be purchased in event of proration. (Attach additional list if necessary.) *See Instructions.
 Class A Shares: 1st:________ 2nd:________ 3rd:________ 4th:________
 5th:________
 Class B Shares: 1st:________ 2nd:________ 3rd:________ 4th:________
 5th:________

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
 *If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OF THEIR SHARES OF EITHER CLASS. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHICH PRICE OR PRICES SHARES SHOULD BE TENDERED.

Signature(s):                                       Address:
                     Name(s):
                     (Please Print)                                (Including Zip Code)
                                                    Area Code and Telephone No.
        (Taxpayer Identification or Social
                 Security Number)
                                                    Date: , 1998

                THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM
                           MAINTAINING YOUR ACCOUNT.

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